UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]    Preliminary Proxy Statement
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                             ACME UNITED CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         --------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

         --------------------------------------------------------
      5) Total fee paid:

         -------------------------------------------------------

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

         --------------------------------------------------------
      2) Form, Schedule or Registration Statement No.:

         --------------------------------------------------------
      3) Filing Party:

         --------------------------------------------------------
      4) Date Filed:

         --------------------------------------------------------

<PAGE 1>
Acme United Corporation
75 Kings Highway Cutoff
Fairfield, CT 06430

                                                                  March 24, 2000

Dear Fellow Shareholder:

On behalf of your Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders of Acme United Corporation scheduled to be held on Monday, April 24, 2000 at 11:00 a.m., at the Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut. I look forward to greeting personally those shareholders able to attend.

At the Meeting, shareholders will be asked to elect six directors to serve for a one year term; and approve an Amendment to the Company's Employee Stock Option Plan. Information regarding this matter is set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

It is important that your shares be represented and voted at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Acme United Corporation.

Sincerely,

/s/ Walter C. Johnsen
----------------------------
    Walter C. Johnsen
    President and Chief Executive Officer

<PAGE 2>
Acme United Corporation
75 Kings Highway Cutoff
Fairfield, Connecticut 06430

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2000

Notice is hereby given that the Annual Meeting of Shareholders of Acme United Corporation will be held at the Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut, on Monday, April 24, 2000, at 11:00 A.M. for the following purposes:

     1. To elect six Directors of the Company to serve until the next Annual Meeting and until their successors are elected.

     2.   To consider and vote upon an  amendment  to the Employee  Stock Option
          Plan.

     3. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 6, 2000, will be entitled to vote at the meeting and at any adjournment thereof.

                                      /s/ Ronald P. Davanzo
                                      -------------------------------
March 24, 2000                            Ronald P. Davanzo, Vice President and
Fairfield, Connecticut                    Chief Financial Officer, Secretary
                                          and Treasurer


                             YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect the right to vote in person in the event you attend the meeting.

Enclosure: The Annual Report of the Company for the year 1999.

<PAGE 3>
                                                    Acme United Corporation
                                                    75 Kings Highway Cutoff
                                                    Fairfield, Connecticut 06430


ANNUAL MEETING OF SHAREHOLDERS
April 24, 2000
PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the directors of Acme United Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Shareholders of the Company, to be held April 24, 2000, or at any adjournment thereof. The purposes are set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. Any proxy given may be revoked by a shareholder orally or in writing at any time prior to the voting of the proxy.

The approximate date on which this Proxy Statement and the enclosed Proxy is first sent or given to shareholders is March 24, 2000.

Only holders of Common Stock of record at the close of business on March 6, 2000 will be entitled to vote at the meeting. Each holder of the 3,507,055 issued and outstanding shares of $2.50 par value Common Stock is entitled to one vote per share.

Each share of Common Stock is entitled to one vote on each question to be presented at the Annual Meeting. A plurality of the vote cast by the shares of stock entitled to vote, in person or by proxy, at the Annual Meeting will elect directors as long as a quorum is present. A quorum consists of a majority of the votes entitled to be cast on a question. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. If a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by shareholders favoring the action exceed the vote cast by shareholders opposing the action. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not for the election of directors or on other matters. Under Connecticut law, such abstentions and non-votes have a neutral effect on the election of management's nominees for directors and on the approval or disapproval of the other matters presented for shareholder action.

<PAGE 4>
PRINCIPAL SHAREHOLDERS

The following information is given with respect to any person who, to the knowledge of the Company's Board of Directors, owns beneficially more than 5% of the Common Stock of the Company (exclusive of treasury shares) as of February 1, 2000:

                                                        Shares owned on
Shareholder                         Type of Ownership   February 1, 2000   Percent of Class
-------------------------------------------------------------------------------------------
Walter C. Johnsen                         Direct            238,272 (1)           6.79
75 Kings Highway Cutoff
Fairfield, CT   06430
-------------------------------------------------------------------------------------------
People's Bank                             Direct (2)         97,815               2.79
850 Main Street, BC 13-505
Bridgeport, CT   06604
Trustee of a Trust established
under the Will of Henry C. Wheeler
-------------------------------------------------------------------------------------------
People's Bank                             Direct            123,477               3.52
850 Main Street, BC 13-505
Bridgeport, CT   06604
Executor of the Estate of
Henry C. Wheeler
-------------------------------------------------------------------------------------------

(1) In addition, Mr. Johnsen has the right to acquire 200,000 shares issuable upon exercise of outstanding options within 60 days of February 1, 2000.

The persons shown above have sole voting power in these shares except that in the trust marked (2) the fiduciaries share voting and dispositive power. SECURITY OWNERSHIP OF MANAGEMENT

<PAGE 5>
The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of February 1, 2000. The persons shown have sole voting power in these shares except as shown in the footnotes below.

                         Common Stock Beneficially Owned
                              as of February 1,2000

                                Number of Shares    (1)     Percent
--------------------------------------------------------------------------
James A. Benkovic....................21,000         (2)        *
--------------------------------------------------------------------------
Larry H. Buchtmann...................12,750         (3)        *
--------------------------------------------------------------------------
David W. Clark, Jr. .................34,354         (4)        *
--------------------------------------------------------------------------
Ronald P. Davanzo....................21,125         (5)        *
--------------------------------------------------------------------------
George R. Dunbar ....................40,122         (4)       1.14
--------------------------------------------------------------------------
Richmond Y. Holden, Jr. .............10,472         (6)        *
--------------------------------------------------------------------------
Walter C. Johnsen...................408,272         (7)      11.64
--------------------------------------------------------------------------
Wayne R. Moore ......................32,643         (4)        *
--------------------------------------------------------------------------
Brian S. Olschan.....................54,375         (8)       1.55
--------------------------------------------------------------------------
Gary D. Penisten ...................113,887         (4)       3.24
--------------------------------------------------------------------------
Executive Officers and Directors
  as a Group (10 persons)...........749,000
--------------------------------------------------------------------------
                                                           *Less than 1.0%

(1) Based on a total of 3,507,055 outstanding shares as of February 1, 2000 and 348,850 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2000.

(2) Includes 14,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2000.

(3) Includes 12,750 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2000.

(4) Includes 12,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 2000.

(5) Includes 12,125 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2000.

(6) Includes 5,000 shares issuable upon exercise of outstanding options within 60 days of February 1, 2000.

(7) Includes 170,000 shares issuable upon exercise of outstanding options within 60 days of February 1, 2000.

(8) Includes 49,375 shares issuable upon exercise of outstanding options within 60 days of February 1, 2000.

<PAGE 6>
ELECTION OF DIRECTORS

Each of the following persons has been nominated as a director until the next Annual Meeting of Shareholders and until his successor is chosen and qualified. The proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for the election as directors of the following nominees, all of whom are now members of the Board of Directors, except Brian S. Olschan.

Nominees                 Principal Occupation                     Director Since
--------------------------------------------------------------------------------
Walter C. Johnsen        President and Chief Executive Officer         1995
(age 49)                 of the Company since November 30, 1995;
                         Executive Vice President from
                         January 24, 1995 to November 29, 1995.
                         Formerly served as Vice Chairman
                         and a principal of Marshall Products, Inc.,
                         a medical supply distributor.
--------------------------------------------------------------------------------
Gary D. Penisten         Chairman of the Board of the Company          1994
(age 68)                 since February 27, 1996. He is a
                         Director of D.E. Foster & Partners L.P.,
                         an executive search firm.  From 1977 to
                         1988, he was Senior Vice President of
                         Finance, Chief Financial Officer and a
                         Director of Sterling Drug Inc. in New York
                         City. From 1974 to 1977 he served in
                         the U.S. Government as Assistant Secretary
                         of the Navy for Financial Management. Prior
                         to that, he was employed by General Electric.
--------------------------------------------------------------------------------
Wayne R. Moore           President and Chief Executive Officer of      1976
(age 69)                 the Moore Special Tool Company(1974-93)and
                         its Chairman of the Board(1986-93). He was
                         Chairman of the Board of the Producto Machine
                         Company (1994-97). Mr. Moore was Chairman
                         of the Association for Manufacturing
                         Technology/U.S. Machine Tool Builders(1985-86)
                         and Committee Member of the U.S. Eximbank
                         (1984). He is a Trustee of the American
                         Precision Museum and on the Board of Advisors
                         of the Fairfield University School of Engineering.
--------------------------------------------------------------------------------
George R. Dunbar         President of Dunbar Associates, a             1977
(age 76)                 municipal management consulting firm.
                         Former Chief Administrative Officer for
                         the City of Bridgeport. President (1972-87),
                         Bryant Electric division of Westinghouse
                         Electric Corporation, manufacturer of
                         electrical distribution and utilization
                         products, Bridgeport, CT.
--------------------------------------------------------------------------------
Richmond Y. Holden, Jr.  President and Chief Executive Officer         1998
(age 45)                 of J.L. Hammett Co. since 1992; Executive
                         Vice President from 1989 to 1992. J.L.
                         Hammett Co. is a distributor and retailer of
                         educational products throughout the United
                         States, and is one of the largest distributors
                         to the K-12 educational marketplace. Currently
                         Chairman of the Board of PC-Build, a computer
                         upgrade, network services and computer
                         services company.
--------------------------------------------------------------------------------
<PAGE 7>
Brian S. Olschan         Executive Vice President and Chief
(age 43)                 Operating Officer of the Company as of
                         January 25, 1999; Senior Vice President -
                         Sales and Marketing from September
                         12,  1996  to  January  24,  1999;
                         formerly  served as Vice President
                         and General Manager of the Cordset
                         and  Assembly  Business of General
                         Cable  Corporation,  an electrical
                         wire and cable manufacturer.
--------------------------------------------------------------------------------

Management does not expect that any of the nominees will become unavailable for election as a director, but, if for any reason that should occur prior to the Annual Meeting, the persons named in the proxy will vote for such substitute nominee, if any, as may be recommended by Management.

There were no material transactions between the Company and any officer of the Company, any director or nominee for election as director, any security holder holding more than 5% of the Common Stock of the Company or any relative or spouse of any of the foregoing persons.

The Board of Directors had nine meetings. All directors attended at least 75% of the aggregate of the total number of the Board meetings and meetings of Committees of which they were a member.

<PAGE 8>
DIRECTORS' FEES

All directors who are not salaried employees received a fee of $2,500 per quarter plus $500 for each Board of Directors meeting attended. The fees earned for service on the Committees of the Board were $500 per Committee meeting and $500 for each one-half day, or major portion thereof, devoted to Committee work. The Chairman of the Executive Committee earned an additional $500 per day to compensate for the broader responsibility and related effort.

Effective November 19,1995, all fees payable to such directors were deferred until the Company completed four consecutive quarters with aggregate earnings per share of $.50 or more, the Company or one of its major businesses was sold or a change in control of the Company occurred (a "Triggering Event"). Until a Triggering Event occurred, the fees as earned were to be accrued by the Company and when one of such events did occur, the accrued fees would be paid as promptly as possible thereafter.

The sale of the Medical Division became a Triggering Event which ended the deferral of director's fees. The previously deferred fees were paid out in shares of Company stock on November 24, 1999, as follows: David W. Clark, Jr. - 12,808, George R. Dunbar - 22,622, Richmond Y. Holden, Jr. - 5,472, Walter C. Johnsen - 19,272, Wayne R. Moore - 13,255, Gary D. Penisten - 47,287, James L.L. Tullis - 8,851. By action of the Board of Directors on April 26, 1999, the plan providing for deferral of directors fees as described herein was terminated effective for fees earned after March 31, 1999.

All directors' fees will be paid in cash in the future. A description of the plan as in effect prior to its termination follows.

Fees Earned Prior to July 1, 1997

For fees earned prior to July 1, 1997, each such director was offered the option of receiving, when such fees become payable, (a) an amount equal to the fees earned during the period of deferral, or (b) the sum of (i) the amount of the fees earned during the period of deferral, plus or minus, as the case may be
(ii) the aggregate amount of the fees earned each month during the period of deferral times the Percentage Increase or Decrease in the Company's Stock Price index ("Index"). The "Percentage Increase or Decrease in the Index" means the increase or decrease expressed as a percentage in the Index from the first business day of the month during which fees were earned and the Index on the last business day prior to the date of payment. The Index for any given day was the closing price on the American Stock Exchange for the Company's stock on such day. All payments pursuant to the Deferred Compensation Plan for Directors were without interest. All such directors selected Option (b), which ties payments to the Stock Price Index, and was applicable to all fees earned prior to July 1, 1997.

<PAGE 9>
Fees Earned on and after July 1, 1997

Effective July 1, 1997, the plan was amended so all fees that were deferred under the plan would be paid when due in treasury shares. Treasury shares were allocated each month based on the closing price of Company shares on the first day of the month during which the fees were earned divided into fees earned. Also, effective July 1, 1997, two new long-term payout options were approved. The first option authorized deferral of receipt of treasury shares based on fees earned until the board member retired or otherwise departed from the board. The second option also authorized deferral of receipt of treasury shares based on fees earned until the board member retired or otherwise departed from the board; however, the payout was deferred over a four year period. If the deferred payout option was selected, upon departure from the board, 20% of the shares would be paid out immediately and the remainder would be paid in four equal installments over the next four anniversaries of the board member's departure. If a major business was sold or a change of control of the Company was imminent, at the discretion of the board the stock balance in each director's account could be distributed to the director or to his estate immediately prior to culmination of the transaction. In the event of death, all stock would be distributed promptly to the director's estate. All but one director elected the first option. One director elected the second option.

Under the amendment effective July 1, 1997, directors also had the option to continue the indexing of fees after July 1, 1997, but would be paid in treasury shares. No director elected this option.

Newman M. Marsilius retired from the Board effective April 27, 1998. Upon his retirement, he was issued 6,613 equivalent treasury shares which had been deferred under this plan.

<PAGE 10>
DIRECTORS STOCK OPTIONS

Under the  Non-Salaried  Directors  Stock Option  Plan,  options were granted on
April 28, 1997 for 10,000 shares each to Messrs. Clark, Dunbar, Moore and Penisten, of which 2,500 shares vested on April 28, 1997, 2,500 shares vested on April 28, 1998, 2,500 shares vested on April 28, 1999, and 2,500 shares will vest on April 28, 2000. On April 27, 1998, options were granted for 2,500 shares each to Messrs. Clark, Dunbar, Moore and Penisten, of which all shares vested immediately. On April 27, 1998, options were granted for 10,000 shares to Richmond Y. Holden, Jr., of which 2,500 vested April 27, 1998, 2,500 vested on April 27, 1999, 2,500 will vest on April 27, 2000 and 2,500 will vest on April 27, 2001. On April 26, 1999, options were granted for 2,500 shares to Messrs. Clark, Dunbar, Holden, Moore and Penisten, of which all shares vested immediately.

Newman M. Marsilius' options fully vested on April 27, 1998, upon his retirement from the Board; the Board extended the exercise date for his options to April 27, 2000.

James L.L. Tullis' options fully vested on April 28, 1998, and he retired from the Board on April 27, 1999. The Board extended the exercise date for his options to April 26, 2000.

COMMITTEE STRUCTURE

There is an Executive Committee of the Board of Directors which is composed of Mr. Penisten as Chairman, and Messrs. Clark and Dunbar. The function of the Executive Committee is to act for the Board of Directors during the intervals between meetings of the Board. During 1999, the Committee did not meet.

There is an Audit Committee of the Board of Directors which is composed of Mr. Holden as Chairman, and Messrs. Dunbar, Penisten and Moore. During 1999, this committee met two times - twice with the Company's independent auditors. The function of the Audit Committee is to maintain a direct and separate line of communication between the Board of Directors and the Company's independent auditors.

The functions of a Nominating Committee are performed by the whole Board. The Board will consider nominees for directors recommended by shareholders, and such recommendations may be made by submitting in writing to the Board, care of the Secretary at the Company's principal executive office, the name, address, telephone number and resume of his or her business and educational background along with a written statement by the shareholder as to why such person should be considered for election to the Board of Directors.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During 1999, the Committee was composed of certain non-employee members of the Board of Directors, which include Mr. Dunbar as Chairman, and Messrs. Clark and Moore. The Committee had one meeting during 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The  Compensation  Committee  is committed  to a strong,  positive  link between
business,   performance  and  strategic  goals,  and  compensation  and  benefit programs.

<PAGE 11>
OVERALL EXECUTIVE COMPENSATION POLICY

Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

     - Attracting, developing, rewarding and retaining highly qualified and productive individuals

     -    Directly   relating   compensation  to  both  Company  and  individual
          performance

     - Ensuring compensation levels that are externally competitive and internally equitable

Following  is  a  description  of  the  elements  of  the  Company's   executive
compensation program and how each relates to the objectives and policy outlined above.

BASE SALARY

The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, we consider level and scope of responsibility, experience, company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

By design, we strive to set executives' salaries at competitive market levels. External surveys and resource materials are used to verify this. We believe maximum performance can also be encouraged through the use of appropriate incentive programs.

ANNUAL INCENTIVES

Annual incentive award opportunities are made available to executives to recognize and reward corporate and individual performance. The plan in effect for 1999 provided for an incentive bonus based on the achievement of corporate profitability goals set for each individual, based upon his area of responsibility as well as participation in the successful sale of the Medical products division. The bonuses would range from 5% to 50% of base salary, provided minimum goals were reached. The amount individual executives may earn under the bonus plan is directly dependent upon the individual's position, responsibility and ability to impact our financial success and corporate goals.

In 2000, the incentive plan criteria will be similar to the plan in 1999.

STOCK OPTION INCENTIVES

The Company's stock option compensation program is administered by the Compensation Committee of the Board of Directors. The purpose of the Company's Amended and Restated Stock Option Plan for Employees is to promote the interests of the Company by enabling its key employees to acquire an increased proprietary interest in the Company and thus to share in the future success of the Company's business. Accordingly, the plan is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and stockholders. Since the employees eligible to receive options under the plan will be those who are in a position to make important and direct contributions to the success of the Company, the Committee believes that the grant of options under the plan has been and will continue to be in the best interests of the Company.

<PAGE 12>
The following options were granted in 1999:

     Options for 30,000 shares were granted to Walter C. Johnsen on January 26, 1999 of which 7,500 shares vested on January 26, 1999, 7,500 vested on January 26, 2000, 7,500 shares will vest on January 26, 2001, and 7,500 shares on January 26, 2002. Additionally 10,000 shares were granted on June 22, 1999 of which 2,500 shares vested on June 22, 1999 and 2,500 shares will vest on June 22, 2000, 2,500 shares will vest on June 22, 2001 and 2,500 shares will vest on June 22, 2002.

     Options for 25,000 shares were granted to Brian S. Olschan on January 26, 1999 of which 6,250 shares vested on January 26, 1999, 6,250 vested on January 26, 2000, 6,250 shares will vest on January 26, 2001, and 6,250 shares on January 26, 2002. Additionally 10,000 shares were granted on June 22, 1999 of which 2,500 shares vested on June 22, 1999 and 2,500 shares will vest on June 22, 2000, 2,500 shares will vest on June 22, 2001 and 2,500 shares will vest on June 22, 2002.

     Options for 10,000 shares were granted to Ronald P. Davanzo on January 26, 1999 of which 2,500 shares vested on January 26, 1999, 2,500 vested on January 26, 2000, 2,500 shares will vest on January 26, 2001, and 2,500 shares on January 26, 2002. Additionally 5,000 shares were granted on June 22, 1999 of which 1,250 shares vested on June 22, 1999 and 1,250 shares will vest on June 22, 2000, 1,250 shares will vest on June 22, 2001 and 1,250 shares will vest on June 22, 2002.

     Options for 10,000 shares were granted to Larry H. Buchtmann on January 26, 1999 of which 2,500 shares vested on January 26, 1999, 2,500 vested on January 26, 2000, 2,500 shares will vest on January 26, 2001, and 2,500 shares on January 26, 2002. Additionally 5,000 shares were granted on June 22, 1999 of which 1,250 shares vested on June 22, 1999 and 1,250 shares will vest on June 22, 2000, 1,250 shares will vest on June 22, 2001 and 1,250 shares will vest on June 22, 2002.

     Options for 5,000 shares were granted to James A. Benkovic on January 26, 1999 of which 1,250 shares vested on January 26, 1999, 1,250 vested on January 26, 2000, 1,250 shares will vest on January 26, 2001, and 1,250 shares on January 26, 2002. Additionally 3,000 shares were granted on June 22, 1999 of which 750 shares vested on June 22, 1999 and 750 shares will vest on June 22, 2000, 750 shares will vest on June 22, 2001 and 750 shares will vest on June 22, 2002.

     The Committee also granted options for 38,500 shares in the aggregate to fourteen other employees with staggered vesting dates through June 22, 2002.

RATIONALE FOR CEO COMPENSATION

Walter C. Johnsen was designated President and Chief Executive Officer of the Company effective on November 30, 1995. His compensation package was designed to encourage performance in line with the interests of our shareholders. We believe Mr. Johnsen's total compensation was competitive in the external marketplace and reflective of Company and individual performance. Mr. Johnsen's compensation was $205,000 per annum of which $11,666 was deferred compensation.

COMPENSATION COMMITTEE

George R. Dunbar, Chairman
David W. Clark, Jr.
Richmond Y. Holden, Jr.
Wayne R. Moore

The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference in this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

<PAGE 13>
SUMMARY COMPENSATION TABLE

The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company at the end of the last completed fiscal year. No information is given as to any person for any fiscal year during which such person was not an officer of the Company.

                                        ANNUAL COMPENSATION

                                                                        Other Annual      All Other
Name and Principal Position                Year   Salary (1)  Bonus     Compensation (2)  Compensation
------------------------------------------------------------------------------------------------------
Walter C. Johnsen                          1999   $194,679    $25,000   $  0              $11,666
President & Chief                          1998   $158,885    $   0     $  0              $30,000
Executive Officer (3)                      1997   $149,423    $   0     $  0              $30,000
------------------------------------------------------------------------------------------------------
Brian S. Olschan                           1999   $173,467    $25,000   $  0              $   0
Executive Vice President and Chief         1998   $160,962    $   0     $  0              $   0
Operating Officer (4)                      1997   $140,115    $   0     $  0              $   0
------------------------------------------------------------------------------------------------------
Ronald P. Davanzo                          1999   $109,621    $10,000   $  0              $   0
Vice President-Chief                       1998   $105,577    $   0     $  0              $   0
Financial Officer (5)                      1997   $ 57,365    $   0     $  0              $   0
------------------------------------------------------------------------------------------------------
James A. Benkovic                          1999   $104,621    $   0     $  0              $   0
Vice President-                            1998    104,231    $   0     $  0              $   0
Consumer Sales (6)                         1997     87,923    $   0     $  0              $   0
------------------------------------------------------------------------------------------------------
Larry H. Buchtmann                         1999   $116,928    $10,000   $  0              $   0
Vice President-                            1998     38,077    $   0     $  0              $   0
Manufacturing (7)
------------------------------------------------------------------------------------------------------

(1) Effective 1997, the Company changed its payroll payment cycle from monthly to bi-weekly. The salary reported is gross wages paid, which varies slightly from annual compensation.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or ten (10%) percent of the total amount of annual salary and bonus for any named individual.

(3) Walter C. Johnsen received $11,666 in deferred compensation in 1999 and $30,000 in deferred compensation for the years 1998 and 1997 to be paid in treasury shares.

(4) Brian S. Olschan joined Acme as Senior Vice President-Sales and Marketing on September 12, 1996. He was promoted to Executive Vice President and Chief Operating Officer on January 25, 1999.

(5) Ronald P. Davanzo joined Acme as Director, International Finance and Planning on May 19, 1997. He was promoted to Vice President - International on April 27, 1998 and continues in that capacity. He was named Vice President and Chief Financial Officer, Secretary and Treasurer on March 18, 1999.

(6) James A. Benkovic joined Acme as Western Regional Sales Manager on June 18, 1990. He was promoted to Vice President of Sales Consumer Products on October 1, 1991.

(7) Larry H. Buchtmann joined Acme as Vice President Manufacturing on March 17, 1998.

<PAGE 14>
OPTION GRANTS IN LAST FISCAL YEAR AND POTENTIAL REALIZABLE VALUES

The following table provides information concerning each option granted during the last fiscal year to each of the named executive officers and the potential realizable value of such options at certain assumed rates of stock appreciation.

                                         Individual Grants
-------------------------------------------------------------------------------------------
                       Number of         % of Total                                               Value at Assumed Annual
                       Shares            Options                                                  Rates of Stock Price
                       Underlying        Granted to                                               Appreciation for
                       Options           Employees in       Exercise or                           Option Term
Name                   Granted (1)       Fiscal Year        Base Price      Expiration Date       5%       10%
-------------------------------------------------------------------------------------------------------------------------
Walter C. Johnsen      30,000           19.8%               2.125           January 26, 2009      $40,000  $102,000
                                                            per share

                       10,000            6.6%               2.125           June 22, 2009          13,000    34,000
                                                            per share
-------------------------------------------------------------------------------------------------------------------------
Brian S.               25,000           16.5%               2.125           January 26, 2009      $33,000   $85,000
Olschan                                                     per share

                       10,000           6.6%                2.125           June 22, 2009          13,000    34,000
                                                            per share
-------------------------------------------------------------------------------------------------------------------------
Ronald P.              10,000           6.6%                2.125           January 26, 2009      $13,000   $34,000
Davanzo                                                     per share

                        5,000           3.3%                2.125           June 22, 2009           7,000    17,000
                                                            per share
-------------------------------------------------------------------------------------------------------------------------
James A.                5,000           3.3%                2.125           January 26, 2009      $ 7,000   $17,000
Benkovic                                                    per share

                        3,000           2.0%                2.125           June 22, 2009           4,000    10,000
                                                            per share
-------------------------------------------------------------------------------------------------------------------------
Larry H.               10,000           6.6%                2.125           January 26, 2009      $13,000   $34,000
Buchtmann                                                   per share

                        5,000           3.3%                2.125           June 22, 2009           7,000    17,000
                                                            per share
-------------------------------------------------------------------------------------------------------------------------

(1) The dates on which the shares vest are summarized under the heading "Stock Option Incentives" in the preceding pages.


AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL  YEAR AND FISCAL  YEAR END OPTION
VALUES

The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                        Number of
                                                        Securities       Value of
                                                        Underlying       Unexercised
                                                        Unexercised      In-the-Money
                                                        Options/SARs     Options/SARs
                                                        at Fiscal Year   at Fiscal Year
                           Shares                       End (#) (1)      End ($)(1)(2)
                           Acquired        Value        Exercisable/     Exercisable/
Name                       on Exercise (#) Realized ($) Unexercisable    Unexercisable
--------------------------------------------------------------------------------------
Walter C. Johnsen                -0-            $0      167,500/22,500       $0/$0
--------------------------------------------------------------------------------------
Brian S. Olschan                 -0-            $0      47,500/27,500        $0/$0
--------------------------------------------------------------------------------------
Ronald P. Davanzo                -0-            $0      10,250/11,750        $0/$0
--------------------------------------------------------------------------------------
Larry H. Buchtmann               -0-            $0      11,500/10,500        $0/$0
--------------------------------------------------------------------------------------
James A. Benkovic                -0-            $0      12,750/5,250         $0/$0
--------------------------------------------------------------------------------------

(1)  The Company has no unexercised SARs.

(2) Values stated are based on the closing price per share of the Company's Common Stock on the American Stock Exchange on December 31, 1999, the last trading day of the fiscal year. All stock options have been granted at a price in excess of the closing price per share on December 31, 1999.

<PAGE 15>
ACME UNITED CORPORATION RETIREMENT PLANS

In December 1995, the Board of Directors adopted a resolution to freeze the defined benefit pension plan resulting in no further benefit accruals after February 1, 1996. The life annuity annual benefit at age 65 was zero for Walter
C. Johnsen, Brian S. Olschan, Ronald P. Davanzo and Larry H. Buchtmann and $3,188 for James A. Benkovic. Amounts earned by others under this plan are not subject to a deduction for estimated Social Security benefits, and do not include benefits which would result from the transfer by a retiring employee of his accrued profit-sharing account balance to the pension plan.

CHANGE-IN-CONTROL ARRANGEMENTS AND SEVERANCE PAY PLAN

The Company has a Salary Continuation Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. This plan covers Walter C. Johnsen, Brian S. Olschan, Ronald P. Davanzo, James A. Benkovic and Larry H. Buchtmann and is designed to retain key employees and provide for continuity of management in the event of an actual or threatened change in control of the Company. First, the plan provides that in the event of such a change in control each such key employee would have specific rights and receive certain benefits if, within one year after such change in control (two years for officers who like Mr. Johnsen are also directors), either the employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months' compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such disposition. Secondly, any such key employee resigning within six
(6) months after the disposition of the Company (one year for certain officers who like Mr. Johnsen are also directors) would be entitled to a similar payment. Under the first scenario Messrs. Johnsen and Olschan would be entitled to thirty
(30) months' compensation, respectively and Messrs. Davanzo, Benkovic and Buchtmann eighteen (18) months compensation. Under the second scenario, Messrs. Johnsen and Olschan would be entitled to twenty-four (24) months', and Messrs. Davanzo, Buchtmann and Benkovic would be entitled to six (6) months' compensation.

The Company has a Severance Pay Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. This Plan covers Messrs. Johnsen, Olschan, Davanzo, Benkovic and Buchtmann and is designed to enable the Company to attract and retain key employees. The Plan provides that in the event the key employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location, he/she shall be entitled to benefits under the Plan. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such termination. Under the Plan Messrs. Johnsen and Olschan would be entitled to nine (9) months' compensation, and Messrs. Davanzo, Benkovic and Buchtmann six (6) months' compensation, upon such severance. This plan applies only if the Salary Continuation Plan does not apply.

PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

<PAGE 16>
The graph compares the yearly cumulative total stockholder return on the Company's Common Stock with the yearly cumulative total return of (a) the AMEX Market Index and (b) a peer group of companies that, like the Company, (_) are currently listed on the American Stock Exchange, and (ii) have a market capitalization of $10 million to $20 million. The peer group includes the following companies: American Community Props, American Shared Hosp SVC, American Vanguard Corp, Anworth Mtg. Asset Corp, ARC International Corp, Arizona Land Income Corp, Atlantic Premium Brands, Avalon Holdings Corp, Barnwell Industries Inc, Barrister Info Systs CP, Blackrock CA Inv QMT, Blackrock FL
IQMT, Blackrock NJ IQMT, Blackrock NY IQMT, Blimpie Internat Inc, Bolt Technology Corp, Boots & Coots Intl Well, Bridgestreet Accomm Inc, Canyon Resources Corp, CET Environmental Svcs, Chad Therapeutics A, Continucare Corp, Cornerstone Bancorp, Dairy Mart Conv CL A, Decorator Industries, Easyriders Inc, Environmental Elements, Equality Bancorp Inc, Espey Mfg & Elecronics, ETZ Lavud CL A, ETZ Lavud Ltd ORD, Excel Maritime Carriers, EXX Inc CL A, Falmouth Bancorp Inc, FFP Marketing Co Inc, Flanigan's Enterprse Inc, Frontier Adjustr of Amer, Global Income Fund Inc, Halifax Corporation, Halsey Drug Co, Hampton Industries Inc, Heist C.H. Corporation, Home Security Internat, Horizon Pharmacies Inc, Industrial Data Systm CP, Integra Inc, Integrated Orthopaedics, Intelligent Controls Inc, Interlott Tech Inc, Interstate General Co LP, IPI Inc, KBK Capital Corp, Kentucky First Bancorp, Kinark Corp, MAI Systems Corp, Malibu Entertainment WW, Marlton Technologies Inc, Matec Corp, McRae Industries CL A, Merrimac Industries Inc, Michael Anthony Jewelers, Morgan Group Inc CL A, Movie Star Inc, National-Standard Co, Newcor Inc, Ohio Art Co, Orleans Homebuilders Inc, Oshman's Sporting Goods, Penobscot Shoe Co, Pentegra Dental GRP Inc, Photoelectron Corp, Pinnacle Bancshares Inc, Pittsbgh & WV Railroad, PMCC Financial Corp, Porta Systems Corp, Presidential Realty CL B, Professional Bancorp Inc, Prolong Internat Corp, Refac, Rexx Environmental Corp, Riviera Tool Company, Rottlund Inc, Scheib, Earl Inc, Security of Penn Fncl CP, Servotronics Inc, Sherwood Brands Inc, Stephan Co, Sterling Cap CP, Sunair Electronics Inc, Sussex Bancorp, Team Inc, Tenera Inc, Thackeray Corp, Thermo Opportunity Fund, Three Rivers Fin, Tofutti Brands Inc, Transfinancial Hldgs Inc, Trio-Tech Internat, United Guardian Inc, United States Explor Inc, Versar Inc, Washington Sav Bank, Wells-Gardner Electronic.

The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. While the Company is aware that some other publicly-traded companies market products in the Company's remaining line-of-business, none of these other companies provide most or all of the products offered by the Company, and many offer other products or services as well. Moreover, some of these other companies that engage in the Company's line-of-business do so through divisions or subsidiaries that are not publicly-traded. Furthermore, many of the other companies are substantially more highly capitalized than the Company. Finally, although the Company had two lines-of-business at the beginning of the fiscal year, it now only has one, making a comparison more difficult. For all of these reasons, any such comparison would not, in the opinion of the Company, provide a meaningful index of comparative performance.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                             [Printer: Insert Graph]

        COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY, PEER GROUP AND
                               AMEX MARKET INDEX

-------------------------------FISCAL YEAR ENDING-------------------------------
                          1994      1995      1996      1997      1998      1999

ACME UNITED CORP        100.00    119.23    169.23    184.62     69.23     34.62
PEER GROUP              100.00    102.39     99.39    105.65     77.81     54.41
AMEX MARKET INDEX       100.00    128.90    136.01    163.66    161.44    201.27

<PAGE 17>
PROPOSAL FOR AMENDMENT TO EMPLOYEES' STOCK OPTION PLAN

DESCRIPTION OF AMENDED AND RESTATED STOCK OPTION PLAN

The Company adopted a non-qualified stock option plan, the 1988 Stock Option Plan effective February 22, 1988, which was amended effective January 29, 1991 and further amended and restated as the 1992 Amended and Restated Stock Option Plan (the "Plan") effective February 25, 1992. A further amendment of the Plan on April 22, 1996 increased the number of shares available under the Plan to 400,000. A further amendment of the Plan on April 27, 1998 increased the number of shares available under the Plan to 520,000. Under the Plan, which is administered by the Compensation Committee of the Board of Directors (the "Committee"), key employees of the Company (including directors and officers who are employees) have been granted options to purchase shares of Common Stock.

The Plan permits the granting of an aggregate of 520,000 shares of Common Stock (proposed to be increased to 670,000 shares) at a price equal to one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted provided, however, that the price shall not be less than the par value of the Common Stock which is subject to the option. Further no Incentive Stock Option may be granted to an employee owning Common Stock having more than 10% of the voting power of the Company unless the option price for such employee's option is at least 110% of the fair market value of the Common Stock subject to the option at the time the option is granted and the option is not exercisable after five years from the date of granting. The par value of the Company's Common Stock is presently $2.50 per share. No option may be granted under the Plan after the tenth anniversary of the adoption of the Plan. As a result of the amendment and restatement of the Plan in 1992, options may be granted until February 24, 2002. Unless otherwise specified by the Committee, options granted under the Plan are Incentive Stock Options under the provisions and subject to the limitations of Section 422 of the Internal Revenue Code. Options granted prior to the 1992 amendment and restatement are non-qualified stock options and any shares issued under these options would be included in the 520,000 share total proposed to be increased to 670,000.

ADMINISTRATION OF THE PLAN

The Plan is administered by the Committee, which consists of members of the Board who are not employees of the Company. The Committee is authorized, subject to the provisions of the Plan, to determine the employees who will receive options under the Plan, the number of shares subject to each option and the terms of those options, and to interpret the Plan and to make such rules of procedure as the Committee may deem proper.

Upon the granting of any option, the optionee must enter into a written agreement with the Company setting forth the terms upon which the option may be exercised. Such an agreement sets forth the length of the term of the option and the timing of its exercise as determined by the Committee. In no event shall the length of an option extend beyond ten years from the date of its grant. An optionee may exercise an option by delivering payment to the Company in cash.

Under the Plan, if the employment of any person to whom an option has been granted is terminated for any reason other than the death, disability or retirement of the optionee, the optionee may exercise within thirty (30) days (three months for options granted prior to June 2, 1996) of such termination such options as the optionee could have exercised if his or her employment had continued for such 30 day or three month period. If the termination is by reason of retirement, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment, but if the option is exercised later than thirty (30) days from the date of retirement the option shall not constitute an Incentive Stock Option. If the optionee dies while employed by the Company or its subsidiaries, or during a period after termination of employment in which the optionee could exercise an option, the optionee's beneficiary may exercise the option within one year of the date of the optionee's death but in no event may the option be exercised later than the date on which the option would have expired if the optionee had lived. If the termination is by reason of disability, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment or within such other period, not exceeding three years after the date of disability as is set forth in the option agreement with respect to such options, provided, however, that if the option is exercised later than one year after the date of disability, it shall not constitute an Incentive Stock Option. Notwithstanding the above, no option may be exercised after the expiration date specified in the option agreement.

FEDERAL INCOME TAX CONSEQUENCES

With respect to the tax effects of non-qualified stock options, since the options granted under the Plan do not have a "readily ascertainable fair market value" within the meaning of the Federal income tax laws, an optionee of an option will realize no taxable income at the time the option is granted. When a non-qualified stock option is exercised, the optionee will generally be deemed to have received compensation, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares of Common Stock of the Company on the date of exercise of the option over the option price. The Company will withhold income and employment taxes in connection with the optionee's recognition of ordinary income as a result of the exercise by an optionee of a non-qualified stock option. The Company generally can claim an ordinary deduction in the fiscal year of the Company which includes the last day of the taxable year of the optionee which includes the exercise date or the date on which the optionee recognizes income. The amount of such deduction will be equal to the ordinary income recognized by the optionee. When stock acquired through the exercise of a non-qualified stock option is sold, the difference between the optionee's basis in the shares and the sale price will be taxed to the optionee as a capital gain (or loss).

<PAGE 18>
With respect to the tax effects of Incentive Stock Options, the optionee does not recognize any taxable income when the option is granted or exercised. If no disposition of shares issued to an optionee pursuant to the exercise of an Incentive Stock Option is made by the optionee within two years after the date the option was granted or within one year after the shares were transferred to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two year and one year holding periods described above (a "Disqualifying Disposition") generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon the sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. A Disqualifying Disposition will eliminate the item of tax preference associated with the exercise of the Incentive Stock Option.

CHANGES IN PLAN

The Plan may be terminated, suspended, or modified at any time by the Board of Directors, but no amendment increasing the maximum number of shares for which option may be granted (except to reflect a stock split, stock dividend or other distribution), reducing the option price of outstanding options, extending the period during which options may be granted otherwise materially increasing the benefits accruing to optionee or changing the class of persons eligible to the optionees shall be made without first obtaining approval by a majority of the shareholders of the Company. No termination, suspension or modification of the Plan shall adversely affect any right previously acquired by the optionee or other beneficiary under the Plan.

Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and, during the optionee's lifetime may be exercised only by the optionee.

All of the Options previously issued will remain unchanged and outstanding after the 2000 amendment to the Plan.

AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN

On January 25, 2000, the Board of Directors adopted, subject to the approval of the shareholders, an amendment to the Plan. The only change adopted is an increase in the aggregate number of shares of Common Stock available under the Plan from 520,000 shares to 670,000 shares. The foregoing description of the Plan is qualified in its entirety by reference to the text of the Plan (excluding the proposed amendment), a copy of which has been filed with the Securities and Exchange Commission ("SEC"). The purpose of the proposed amendment is to provide shares for managers who will be instrumental in improving the operating results of the Company.

VOTES REQUIRED

The approval of the amendment to the Amended and Restated Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on the amendment. If the amendment is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the amendment to the Amended and Restated Stock Option Plan.

<PAGE 19>
SELECTION OF AUDITORS

PricewaterhouseCoopers LLP acted as auditors for the Company from 1969 through 1997. The Company and PricewaterhouseCoopers LLP mutually agreed in March of 1998 that PricewaterhouseCoopers LLP would not be engaged as the Company's independent accountants for 1998. The decision to change accountants was approved by the Company's Audit Committee. There were and are no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The accountant's reports for the past two years have not contained an adverse opinion or a disclaimer of opinion, nor have they been qualified or modified in any respect.

Ernst & Young LLP were selected as auditors for the Company on April 1, 1998 and acted as auditors for the years 1998 and 1999. Representatives of Ernst & Young LLP are expected to be present at the 2000 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Company knows of no direct or material indirect financial interest in the Company or of any connection with the Company by this accounting firm except the professional relationship between auditor and client.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's common stock, to file with the SEC and the American Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1999 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

SHAREHOLDER PROPOSALS

To allow sufficient time for preparation of the proxy and proxy statement, shareholder proposals for presentation at the Annual Meeting scheduled for April 23, 2001 must be received by the Secretary of the Company no later than November 24, 2000.

In addition, the Company's by-laws provide that any shareholder wishing to make a nomination for the office of director at the 2000 Annual Meeting must give the Company at least sixty (60) days' advance notice, and that notice must meet certain requirements set forth in the by-laws. Shareholders may request a copy of the by-laws from the Secretary of the Company.

Notices and requests should be addressed to Secretary, Acme United Corporation, 75 Kings Highway Cutoff, Fairfield, Connecticut 06430.

OTHER BUSINESS

Management does not know of any matters to be presented, other than those described herein, at the Annual Meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of proxies is being made by management through the mail, in person and by telephone. The Company will be responsible for costs associated with this solicitation.

By Order of the Board of Directors
Ronald P. Davanzo, Vice President and
Chief Financial Officer, Secretary
and Treasurer
Acme United Corporation
75 Kings Highway Cutoff
Fairfield, Connecticut 06430
March 24, 2000